PRO-DEX, INC.

CHARTER OF THE AUDIT COMMITTEE

PURPOSE:

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Pro-Dex, Inc., a Colorado corporation (the "Company") shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.

COMPOSITION:

     Except as discussed herein, the Committee shall be comprised of at least three members, a majority of which are "independent" members of the Board, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting, is a certified public accountant, or has other comparable experience, including a current or past position as chief executive, financial officer or other senior officer with financial oversight responsibilities. A member of the Board is independent only if he or she has no relationship to the Company that may interfere with the exercise of his or her independent judgment. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

     The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 7, Article 108 of the Colorado Business Corporation Act, as amended. The Committee shall be obligated, and shall have full power and authority, to carry out the following responsibilities:

    To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

    To receive a formal written statement from the Company's independent auditors delineating all relationships between the auditors and the Company.

    To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

    To instruct the independent auditors that the independent auditors are accountable to the Board and the Committee as stockholder representatives, and that the Committee has a responsibility to select, evaluate, and where appropriate, replace the independent auditors.

    To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

    To periodically review new and proposed releases and pronouncements by the Financial Accounting Standards Board (FASB), the American Institute of Certified Public Accountants (AICPA) and the Securities and Exchange Commission (SEC) that may affect current or future financial statements or other disclosures in financial reports.

    To meet separately with management and the independent auditors, upon completion of their audit, to review and discuss the Company's financial results for the year, as reported in the Company's financial statements, or other disclosures.

    To provide a report in the Company's annual meeting proxy statement and the Company's Form 10-K stating whether the Committee has complied with its responsibilities under the Charter, including without limitation, whether the Committee has reviewed and discussed the Company's audited financial statements with the Company's management, whether the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K, and whether anything came to the attention of the Committee that caused the Committee to believe that the audited financial statements contain any materially misleading information or omit any material information.

    To instruct the independent auditors that the independent auditors shall discuss the Company's financial results with the Committee and the Company's management prior to filing of a Form 10-Q.

    To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

    To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

    To review the Company's balance sheets, profit and loss statements and statements of cash flows and stockholder's equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

    To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

    To consult with the independent auditors and discuss with the Company management the scope and quality of internal accounting and financial reporting controls in effect.

    To determine, as regards to new transactions or events, the auditor's reasoning in determining the appropriateness of the accounting principles and disclosure practices adopted by management.

    To assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

    To disclose in the Company's annual meeting proxy statement whether the Committee has a written charter, and to file the Committee's Charter every three years in the Company's annual meeting proxy statement.

    To review and update the Committee's Charter annually.

    To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers members of the Board, or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

    To perform such other functions and have such other power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MEETINGS AND PROCEDURAL MATTERS:

     The Committee will hold at least two regular meetings per year and additional meetings as the Chairman or Committee deems appropriate. The Committee will meet at such time as shall be determined by its Chairperson, or upon the request of any two of its members. The agenda of each meeting will be prepared by the Secretary of the Committee and, whenever reasonably practicable circulated to each member prior to the meeting date. The chief executive officer or the chief accounting officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

     One-third of the members, but not less than two (2) members, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Chairperson will preside, when present, at all meetings of the Committee. The Committee may meet by telephone, video conference, and may take action by written consent. Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.